Exhibit 99.1

Investor	Nancy Christal	Media	Eileen H. Boone
Contact:	Senior Vice President	Contact:	Senior Vice President
	Investor Relations		Corporate Communications & Community Relations
(914) 722-4704
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS STRONG FIRST QUARTER RESULTS

2013 GUIDANCE RANGE NARROWED TO REFLECT HIGHER-THAN-EXPECTED PERFORMANCE

First Quarter Year-over-year Highlights:

▪	Operating profit increased 21.0% to $1.7 billion

▪	Adjusted EPS increased 28.1% to $0.83; GAAP diluted EPS from continuing operations increased 29.9% to $0.77

▪	Retail pharmacy same store prescription volumes increased 2.0%; 4.7% on a 30-day equivalent basis

▪	Retail pharmacy same store sales declined 2.3% due to new generic introductions; front store same store sales increased 1.4%

▪	Generated free cash flow of $1.3 billion; cash flow from operations of $1.6 billion

2013 Guidance:

▪	Narrowed 2013 full year Adjusted EPS range to $3.89 to $4.00 and GAAP diluted EPS from continuing operations range narrowed to $3.64 to $3.75

▪	Provided second quarter Adjusted EPS guidance of $0.94 to $0.97 and GAAP diluted EPS from continuing operations guidance of $0.88 to $0.91

▪	Reconfirmed full year free cash flow of $4.8 to $5.1 billion and cash flow from operations of $6.4 to $6.6 billion

WOONSOCKET, RHODE ISLAND, May 1, 2013 - CVS Caremark Corporation (NYSE: CVS) today announced operating results for the three months ended March 31, 2013.

Revenues

Net revenues for the three months ended March 31, 2013, decreased 0.1%, or $35 million, compared to the three months ended March 31, 2012.

Revenues in the Pharmacy Services Segment increased 0.1% in the three months ended March 31, 2013. The growth was primarily driven by volume increases across all channels and drug cost inflation in our specialty pharmacy business, mostly offset by the impact of new generic introductions. When substituted for brand equivalents, generic drugs lower revenue while increasing profit. Pharmacy network claims processed during the three months ended March 31, 2013, increased 4.3% to 207.1 million, compared to 198.5 million in the prior year period. The increase in pharmacy network claims was primarily due to higher claims activity associated with 1) new clients, 2) a strong flu season and 3) our Medicare Part D program. Mail choice claims processed during the three months ended March 31, 2013, increased approximately 0.6% to 20.5 million, compared to 20.4 million in the prior year period. The increase in the mail choice claim volume was primarily due to increased claims associated with the continuing adoption of our Maintenance Choice offerings.

Revenues in the Retail Pharmacy Segment increased 0.2% in the three months ended March 31, 2013. Same store sales decreased 1.2% when compared to the prior year period, with pharmacy same store sales down 2.3% and front store same store sales up 1.4%. The change in same store sales was primarily driven by new generic drug introductions, a strong flu season, the shift of the Easter holiday from April in 2012 to March in 2013 and the absence of leap day in 2013. Pharmacy same store prescription volumes rose 2.0% when 90-day prescriptions are counted as one prescription. On a 30-day equivalent basis, same store prescription volumes increased 4.7% in the quarter. Pharmacy same store sales were negatively impacted by approximately 925 basis points due to recent generic introductions. The high incidence of flu positively impacted pharmacy same store sales by approximately 90 basis points. Front store same store sales were positively impacted by 65 basis points due to the earlier Easter holiday. The absence of leap day in the three months ended March 31, 2013, had a negative impact on pharmacy same store sales of approximately 70 basis points and front store same store sales of approximately 120 basis points.

The increases in revenue in the Pharmacy Services and Retail Pharmacy segments were offset by an increase in intersegment activity primarily driven by the continued adoption of our Maintenance Choice program.

For the three months ended March 31, 2013, the generic dispensing rate increased approximately 400 basis points in our Pharmacy Services Segment, to 80.5%, and approximately 300 basis points in our Retail Pharmacy Segment, to 81.2%, compared to the prior year period.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended March 31, 2013, increased 23.1%, or $179 million, to $956 million, compared with $777 million during the three months ended March 31, 2012. The increase in income from continuing operations was primarily driven by the positive impact from new generics, which significantly improved operating profit in both our Pharmacy Services and Retail Pharmacy segments. Adjusted earnings per share from continuing operations attributable to CVS Caremark (Adjusted EPS) for the three months ended March 31, 2013 and 2012, was $0.83 and $0.65, respectively, an increase of 28.1%. Adjusted EPS excludes $122 million and $118 million of intangible asset amortization related to acquisition activity in the three months ended March 31, 2013 and 2012, respectively. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended March 31, 2013 and 2012, was $0.77 and $0.59, respectively.

President and Chief Executive Officer Larry Merlo, said, “I'm very pleased with our strong first quarter results. As expected, the influx of new generic drugs was a key driver across the enterprise, resulting in solid gross margin expansion as well as significant growth in operating profit and earnings. In fact, operating profit grew well beyond our expectations across the enterprise, and we delivered EPS that was three cents above the high end of our guidance. This out-performance was driven by stronger-than-expected prescription volumes due in large part to the strong flu season, strong specialty growth, and favorable purchasing and rebate economics.”

Mr. Merlo continued, “Furthermore, we generated a substantial amount of free cash this quarter. We remain committed to our disciplined capital allocation strategy, which is enabling us to return significant value to our shareholders through both dividends and share repurchases.”

Real Estate Program

During the three months ended March 31, 2013, the Company opened 37 new retail drugstores and closed nine retail drugstores. In addition, the Company relocated 15 retail drugstores. As of March 31, 2013, the Company operated 7,596 locations in 45 states, the District of Columbia, Puerto Rico and Brazil. These locations included 7,531 retail drugstores, 18 onsite pharmacies, 31 retail specialty pharmacy stores, 12 specialty mail order pharmacies and four mail order pharmacies.

Guidance

The Company narrowed its earnings guidance range for the full year 2013 to reflect the solid first quarter performance to date and the outlook for the remainder of the year. The Company currently expects to deliver Adjusted EPS of $3.89 to $4.00 and GAAP diluted earnings per share from continuing operations of $3.64 to $3.75 per share in 2013. The guidance includes the estimated impact on our Medicare Part D business from sequestration. It also includes costs in our Medicare Part D business associated with resolving issues that arose following plan consolidation at the beginning of the year. The Company reconfirmed its 2013 free cash flow guidance of $4.8 billion to $5.1 billion, and its 2013 cash flow from operations guidance of $6.4 billion to $6.6 billion. These 2013 guidance estimates assume the completion of $4.0 billion in share repurchases.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,400 CVS/pharmacy® stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with more than 600 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breath of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
In millions, except per share amounts	2013	2012

Net revenues	$30,763	$30,798
Cost of revenues	25,181	25,685
Gross profit	5,582	5,113
Operating expenses	3,883	3,709
Operating profit	1,699	1,404
Interest expense, net	126	132
Income before income tax provision	1,573	1,272
Income tax provision	617	496
Income from continuing operations	956	776
Loss from discontinued operations, net of tax	—	(1)
Net income	956	775
Net loss attributable to noncontrolling interest	—	1
Net income attributable to CVS Caremark	$956	$776

Income from continuing operations attributable to CVS Caremark:
Income from continuing operations	$956	$776
Net loss attributable to noncontrolling interest	—	1
Income from continuing operations attributable to CVS Caremark	$956	$777

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.78	$0.60
Loss from discontinued operations attributable to CVS Caremark	—	—
Net income attributable to CVS Caremark	$0.78	$0.60
Weighted average basic common shares outstanding	1,232	1,299

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.77	$0.59
Loss from discontinued operations attributable to CVS Caremark	—	—
Net income attributable to CVS Caremark	$0.77	$0.59
Weighted average diluted common shares outstanding	1,241	1,309

Dividends declared per common share	$0.2250	$0.1625

CVS CAREMARK CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
In millions, except per share amounts	2013	2012
Assets:
Cash and cash equivalents	$1,551	$1,375
Short-term investments	5	5
Accounts receivable, net	6,635	6,473
Inventories	10,592	10,759
Deferred income taxes	604	663
Other current assets	340	577
Total current assets	19,727	19,852
Property and equipment, net	8,556	8,632
Goodwill	26,575	26,395
Intangible assets, net	9,738	9,753
Other assets	1,472	1,280
Total assets	$66,068	$65,912

Liabilities:
Accounts payable	$5,506	$5,070
Claims and discounts payable	3,854	3,974
Accrued expenses	3,523	4,051
Short-term debt	300	690
Current portion of long-term debt	12	5
Total current liabilities	13,195	13,790
Long-term debt	9,352	9,133
Deferred income taxes	3,774	3,784
Other long-term liabilities	1,538	1,501
Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,671 shares issued and
1,228 shares outstanding at March 31, 2013 and 1,667 shares issued and 1,231 shares
outstanding at December 31, 2012	17	17
Treasury stock, at cost: 441 shares at March 31, 2013 and 435 shares at December 31,
2012	(16,625)	(16,270)
Shares held in trust: 1 share at March 31, 2013 and December 31, 2012	(31)	(31)
Capital surplus	29,302	29,120
Retained earnings	25,728	25,049
Accumulated other comprehensive loss	(182)	(181)
Total shareholders’ equity	38,209	37,704
Total liabilities and shareholders’ equity	$66,068	$65,912

CVS CAREMARK CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
In millions	2013	2012
Cash flows from operating activities:
Cash receipts from customers	$28,018	$29,207
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(22,270)	(22,515)
Cash paid to other suppliers and employees	(3,889)	(3,751)
Interest received	1	1
Interest paid	(104)	(128)
Income taxes paid	(116)	(28)
Net cash provided by operating activities	1,640	2,786

Cash flows from investing activities:
Purchases of property and equipment	(318)	(376)
Proceeds from sale of property and equipment	5	—
Acquisitions (net of cash acquired) and other investments	(254)	(74)
Proceeds from sale of subsidiary	—	7
Net cash used in investing activities	(567)	(443)

Cash flows from financing activities:
Decrease in short-term debt	(390)	(750)
Repayments of long-term debt	—	(52)
Dividends paid	(277)	(211)
Proceeds from exercise of stock options	150	278
Excess tax benefits from stock-based compensation	13	—
Repurchase of common stock	(393)	(810)
Net cash used in financing activities	(897)	(1,545)
Net increase in cash and cash equivalents	176	798
Cash and cash equivalents at the beginning of the year	1,375	1,413
Cash and cash equivalents at the end of the year	$1,551	$2,211

Reconciliation of net income to net cash provided by operating activities:
Net income	$956	$775
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	502	423
Stock-based compensation	34	36
Deferred income taxes and other non-cash items	66	21
Change in operating assets and liabilities, net of effects of acquisitions:	0	-776
Accounts receivable, net	(113)	(70)
Inventories	193	(776)
Other current assets	238	286
Other assets	(135)	(189)
Accounts payable and claims and discounts payable	(230)	1,044
Accrued expenses	105	1,250
Other long-term liabilities	24	(14)
Net cash provided by operating activities	$1,640	$2,786

Adjusted Earnings Per Share
(Unaudited)

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended March 31,
In millions, except per share amounts	2013	2012

Income before income tax provision	$1,573	$1,272
Amortization	122	118
Adjusted income before income tax provision	1,695	1,390
Adjusted income tax provision(1)	664	542
Adjusted income from continuing operations	1,031	848
Net loss attributable to noncontrolling interest	—	1
Adjusted income from continuing operations attributable to CVS Caremark	$1,031	$849

Weighted average diluted common shares outstanding	1,241	1,309
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.83	$0.65

(1)   The adjusted income tax provision is computed using the effective income tax rate from the consolidated statements of income.

Free Cash Flow
(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Three Months Ended March 31,
In millions	2013	2012

Net cash provided by operating activities	$1,640	$2,786
Subtract: Additions to property and equipment	(318)	(376)
Free cash flow	$1,322	$2,410

Supplemental Information
(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy Segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals
Three Months Ended
March 31, 2013:
Net revenues	$18,311	$16,051	$—	$(3,599)	$30,763
Gross profit	768	4,952	—	(138)	5,582
Operating profit (loss)	499	1,537	(199)	(138)	1,699
March 31, 2012
Net revenues	18,300	16,024	—	(3,526)	30,798
Gross profit	616	4,572	—	(75)	5,113
Operating profit (loss)	349	1,298	(168)	(75)	1,404

(1)         Net revenues of the Pharmacy Services Segment include approximately $2.2 billion and $2.3 billion of retail co-payments for the three months ended March 31, 2013 and 2012, respectively.

(2)
Intersegment eliminations relate to two types of transaction: (i) Intersegment revenues that occur when Pharmacy Services Segment customers use Retail Pharmacy Segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services Segment customers, through the Company's intersegment activities (such as the Maintenance Choice program), elect to pick-up their maintenance prescriptions at Retail Pharmacy Segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. The following amounts are eliminated in consolidation in connection with the item (ii) intersegment activity: net revenues of $939 million and $798 million for the three months ended March 31, 2013 and 2012, respectively, gross profit and operating profit of $138 million and $75 million for the three months ended March 31, 2013 and 2012, respectively.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended March 31,
In millions	2013	2012

Net revenues	$18,311	$18,300
Gross profit	768	616
Gross profit % of net revenues	4.2%	3.4%
Operating expenses	269	267
Operating expense % of net revenues	1.5%	1.5%
Operating profit	499	349
Operating profit % of net revenues	2.7%	1.9%
Net revenues(1):
Mail choice(2)	$5,869	$5,666
Pharmacy network(3)	12,392	12,584
Other	50	50
Pharmacy claims processed(1):
Total	227.6	218.9
Mail choice(2)	20.5	20.4
Pharmacy network(3)	207.1	198.5
Generic dispensing rate(1):
Total	80.5%	76.5%
Mail choice(2)	75.4%	69.0%
Pharmacy network(3)	81.0%	77.3%
Mail choice penetration rate	22.1%	22.8%

(1)	Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)	Mail choice is defined as claims filled at a Pharmacy Services’ mail facility, which include specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)	Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores, but excluding Maintenance Choice activity.

Supplemental Information
(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy Segment’s performance for the respective periods:

	Three Months Ended March 31,
In millions	2013	2012

Net revenues	$16,051	$16,024
Gross profit	4,952	4,572
Gross profit % of net revenues	30.9%	28.5%
Operating expenses	3,415	3,275
Operating expense % of net revenues	21.3%	20.4%
Operating profit	1,537	1,298
Operating profit % of net revenues	9.6%	8.1%
Retail prescriptions filled (90 Day = 1Rx)	184.7	179.5
Retail prescriptions filled (90 Day = 3 Rx) (1)	221.5	210.0
Net revenue increase:
Total	0.2%	9.9%
Pharmacy	(1.1)%	11.1%
Front store	3.1%	7.1%
Total prescription volume (90 Day = 1 Rx)	2.9%	8.4%
Total prescription volume (90 Day = 3 Rx) (1)	5.5%	10.4%
Same store increase (decrease):
Total sales	(1.2)%	8.4%
Pharmacy sales	(2.3)%	9.8%
Front store sales	1.4%	5.3%
Prescription volume (90 Day = 1 Rx)	2.0%	7.2%
Prescription volume (90 Day = 3 Rx) (1)	4.7%	9.2%
Generic dispensing rate	81.2%	78.1%
Pharmacy % of total revenues	69.0%	69.9%
Third party % of pharmacy revenue	97.8%	97.7%

(1)
Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

In millions, except per share amounts	Year Ending December 31, 2013

Income before income tax provision	$7,257	$7,435
Amortization	495	495
Adjusted income before income tax provision	7,752	7,930
Adjusted income tax provision	3,007	3,076
Adjusted income from continuing operations	4,745	4,854
Net loss attributable to noncontrolling interest	—	—
Adjusted income from continuing operations attributable to CVS Caremark	$4,745	$4,854
Weighted average diluted common shares outstanding	1,221	1,215

Adjusted earnings per share from continuing operations attributable to CVS Caremark	$3.89	$4.00

	Three Months Ending June 30, 2013

Income before income tax provision	$1,780	$1,843
Amortization	123	124
Adjusted income before income tax provision	1,903	1,967
Adjusted income tax provision	746	771
Adjusted income from continuing operations	1,157	1,196
Net loss attributable to noncontrolling interest	—	—
Adjusted income from continuing operations attributable to CVS Caremark	$1,157	$1,196
Weighted average diluted common shares outstanding	1,229	1,227

Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.94	$0.97

Free Cash Flow Guidance
(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

In millions	Year Ending December 31, 2013

Net cash provided by operating activities	$6,350	$6,550
Subtract: Additions to property and equipment	(2,200)	(2,000)
Add: Proceeds from sale-leaseback transactions	600	500
Free cash flow	$4,750	$5,050